Exhibit 99.1

VIGGLE ACQUIRES LOYALIZE TO ENHANCE REAL-TIME AUDIENCE ENGAGEMENT
Consumers benefit from interactive games and polls during major TV events

NEW YORK, NY – February 16, 2012 – ViggleSM, a loyalty program for television created by Function(x) Inc™., today announced its acquisition of the assets and business of LoyalizeSM, a technology company that enables brands and content providers to engage with nationwide audiences during live TV shows. The company demonstrated the power of Loyalize’s functionality during Sunday’s broadcast of The Grammys. Viewers who checked into the show with Viggle were able to participate in “Viggle Live,” a program of real-time polls and voting, giving them the opportunity to earn extra Viggle points which can be redeemed for real rewards such as music, movie tickets and gift cards.

“Seventy-eight percent of active Viggle users checked into The Grammys on Sunday night and sixty-four percent of this group played along with “Viggle Live,” answering real-time questions, voting and responding to polls related to the awards ceremony,” said Chris Stephenson, president of Viggle.  “We saw people engaged with Viggle for over an hour and 20 minutes as we asked them questions about what was happening live onstage. Loyalize introduces a level of engagement unlike anything on the market.”

In addition to enhancing the Viggle experience, Loyalize’s innovative technology can also be licensed as a white-label solution by brands and content providers looking to create new touch points with audiences of live sporting events, political debates and more. Viggle first used Loyalize technology to create the “Viggle Bowl,” a special event for Viggle users that gave fans who checked into the Super Bowl the opportunity to answer sports trivia questions and vote for their favorite commercials. More than 40 percent of Viggle’s total members at the time participated in the event, demonstrating the ability of in-app experiences to capture and hold the attention of audiences.

“The Loyalize team is delighted to join Viggle,” said Kai Buehler, general manager of Loyalize. “Together, Loyalize and Viggle are a powerful combination that will help deepen the connection between TV fans, their favorite shows and the brands they love.”

Loyalize has enjoyed other successes, launching in December “FANGO”, a partnership with Yahoo!7 in Australia. FANGO allows TV fans to have real-time interactive experiences with other viewers before, during and after a show. It also gives them access to a guide that illustrates viewing trends; the ability to earn awards like badges, points and leadership within the app for participating in activities; and access to videos, blogs and videos related to the show. These capabilities are further examples of how Loyalize technology can deliver interactive content on the second screen to enhance the TV viewing experience. A video overview of FANGO can be found at  http://yahoo7.com.au/fango

About Loyalize

Loyalize is an audience participation company owned by Function(x) Inc. that complements its Viggle app and also provides white-label services for brands and content providers to engage nationwide audiences during live TV shows, sporting events, and political debates. Loyalize converts passive viewers into active participants, playing games, answering polls, discussing and sharing with other viewers right from their smart phones, tablets, laptops and on connected TVs. Please visit www.loyalize.com for more information or follow on Twitter @loyalize.

About Function(x)
Function(x) Inc. was founded by media entrepreneur Robert F.X. Sillerman, who has pioneered a number of successful television, radio and live entertainment businesses. Sillerman created Function(x) in June 2010 to develop new business models and digital products and services that encourage consumers to engage with entertainment such as TV, movies, games and music. The company is publicly listed as FNCX. For more information, visit www.functionxinc.com or follow us on Twitter @FunctionXinc.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of February 16, 2012.   Except as required by law, Function(x) Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Media Contact:
Laura Gonia
Weber Shandwick
FunctionX@webershandwick.com
Tel. 206.576.5580

Jason Reindorp
VP, Marketing
Function(x) Inc.
jr@functionxinc.com
Tel. 206.226.4085

Investor Relations:
John Small
Head of Strategy & Corp. Development
Function(x) Inc.
John.Small@functionxinc.com
Tel. 212.231.0092